EXHIBIT 8

LIST OF SUBSIDIARIES

The table below sets forth our significant subsidiaries, and our percentage ownership interest, direct and indirect, in each subsidiary as of December 31, 2017. Unless otherwise indicated, our percentage ownership interest is identical to our voting power in each of the subsidiaries.

Subsidiary*	Country of Incorporation	Percentage Ownership Interest (Direct and Indirect)
VEON Amsterdam B.V.	Netherlands	100%
VEON Holdings B.V.	Netherlands	100	%(1)
VEON Digital Amsterdam B.V.	Netherlands	100	%(1)
PJSC “Vimpel-Communications”*	Russia	100	%(2)
Golden Telecom, Inc.	USA	100	%(3)
“Kyivstar” JSC*	Ukraine	100	%(4)
VEON Eurasia S.à r.l.	Luxembourg	100	%(5)
VIP Kazakhstan Holding AG	Switzerland	75.0	%(6)
LLP “KaR-Tel”*	Kazakhstan	75.0	%(7)
VimpelCom (BVI) AG	Switzerland	100	%(8)
LLC “Tacom”*	Tajikistan	98.0	%(9)
Freevale Enterprises Inc.	British Virgin Islands	100	%(10)
Silkway Holding B.V.	Netherlands	100	%(11)
LLC “Unitel”*	Uzbekistan	100	%(12)
CJSC “VEON Armenia”*	Armenia	100	%(13)
VEON Luxembourg Holdings S.à r.l.	Luxembourg	100	%(14)
VEON Luxembourg Finance Holdings S.à r.l.	Luxembourg	100	%(15)
VEON Luxembourg Finance S.A.	Luxembourg	100	%(16)
Global Telecom Holding S.A.E.	Egypt	57.7	%(17)
Oratel International Inc. Limited	Malta	57.7	%(18)
Moga Holding Limited	Malta	57.7	%(19)
Omnium Telecom Algérie S.p.A.	Algeria	26.3	%(20)
Optimum Telecom Algérie S.p.A.*	Algeria	26.3	%(21)
International Wireless Communications Pakistan Limited	Malta	57.7	%(22)
Telecom Management Group Limited	Malta	57.7	%(23)
Pakistan Mobile Communications Limited*	Pakistan	49.0	%(24)
Telecom Ventures Limited	Malta	57.7	%(25)
Banglalink Digital Communications Limited*	Bangladesh	57.7	%(26)
Wind Tre Italia S.p.A.	Italy	50.0	%(27)
Wind Tre S.p.A.*	Italy	50.0	%(28)

*                      Denotes operating company.

(1)              VEON Amsterdam B.V. holds 100% directly.

(2)              VEON Holdings B.V. holds 100% minus one share directly. VEON Ltd. holds one share directly.

(3)              PJSC VimpelCom holds 100% directly and indirectly through a wholly owned Cypriot holding company.

(4)              VEON Ltd. holds 0.01% directly and VEON Holdings B.V. holds 73.80% directly. “Kyivstar” JSC holds 26.19% of its own shares.

(5)              PJSC VimpelCom holds 100% directly.

(6)              VEON Eurasia S.à r.l. holds 75.0% directly.

(7)              VIP Kazakhstan Holding AG holds 100% directly.

(8)              VEON Holdings B.V. holds 100% directly.

(9)              VimpelCom (BVI) AG holds 98.0% directly.

(10)       PJSC VimpelCom holds 100% directly.

(11)       PJSC VimpelCom holds 100% directly.

(12)       Freevale Enterprises Inc. holds 21% directly and Silkway Holding B.V. holds 79% directly.

(13)       PJSC VimpelCom owns 100% directly.

(14)       VEON Holdings B.V. owns 100% directly.

(15)       VEON Luxembourg Holdings S.à r.l. holds 100% directly.

(16)       VEON Luxembourg Finance Holdings S.à r.l. holds 100% directly.

(17)       VEON Luxembourg Finance Holdings S.à r.l. holds 2.13% directly and VEON Luxembourg Finance S.A. holds 55.56% directly.

(18)       Global Telecom Holding S.A.E. owns 100% directly and indirectly through three Maltese holding companies and a Luxembourg holding company.

(19)       Global Telecom Holding S.A.E. owns 100% directly and indirectly through three Maltese holding company and a Luxembourg holding company.

(20)       Global Telecom Holding S.A.E. holds a controlling interest of 45.57% directly and indirectly through Oratel International Inc. Limited and Moga Holding Limited. The Algerian National Investment Fund, Fonds National d’Investissement, holds 51% directly in Omnium Telecom Algérie S.p.A. and a local minority shareholder named Cevital S.p.A. holds directly the remaining 3.43%.

(21)       Omnium Telecom Algeria S.p.A. holds 99.99% directly.

(22)       Global Telecom Holding S.A.E. holds 100% directly and indirectly through three Maltese holding company and a Luxembourg holding company.

(23)       Global Telecom Holding S.A.E. holds 100% directly and indirectly through four Maltese holding company and a Luxembourg holding company.

(24)       Global Telecom Holding S.A.E. holds 85% of PMCL indirectly through two wholly owned Maltese subsidiaries and a nominee shareholder.

(25)       Global Telecom Holding S.A.E. holds 100% directly and indirectly through three Maltese holding company and a Luxembourg holding company.

(26)       Telecom Ventures Limited holds 99.99% directly.

(27)       VEON Holdings B.V. owns 50.0% indirectly through two Luxembourg holding companies.

(28)       Wind Tre Italia S.p.A. holds 100% directly.